UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 7, 2021 (January 5, 2021)

Date of Report (Date of earliest event reported)

ALBERTON ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38715	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1001, 10/F, Capital Center 151 Gloucester Road Wanchai, Hong Kong	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 2117 1621

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth Alberton as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, one redeemable warrant, and one right	ALACU	The Nasdaq Stock Market LLC
Ordinary shares, no par value	ALAC	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one-half (1/2) of one ordinary share	ALACW	The Nasdaq Stock Market LLC
Rights, each to receive one-tenth (1/10) of one ordinary share	ALACR	The Nasdaq Stock Market LLC

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 4, 2021, Alberton Acquisition Corporation (the “Company” or “ALAC”) received written notice from the Listing Qualifications Staff of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it no longer complies with Nasdaq Listing Rule 5620(a) due to the Company’s failure to hold an annual meeting of shareholders within twelve months of the end of the Company’s fiscal year ended December 31, 2020 (the “Annual Meeting Requirement”).

As previously announced, on October 27 2020, the Company entered into an Agreement and Plan of Merger (“Merger Agreement”) with Alberton Merger Subsidiary Inc., a Nevada corporation and a wholly-owned subsidiary of Alberton (“Merger Sub”), and SolarMax Technology, Inc., a Nevada corporation (“SolarMax”). The Merger Agreement provides for the merger of Merger Sub with and into SolarMax (the “Merger”), with SolarMax continuing as the surviving corporation in the Merger. On December 30, 2020, the Company filed a registration statement on Form S-4, which has not yet been declared effective by the Securities and Exchange Commission (the “SEC”), that includes a proxy statement for purposes of seeking ALAC shareholders’ approval of the Merger and related matters at a special meeting in lieu of an annual meeting of ALAC which includes the election of directors of the Company upon completion of the merger.

Nasdaq’s notice has no immediate effect on the listing of the Company’s ordinary shares on the Nasdaq Capital Market. Under Nasdaq Listing Rule 5810(c)(2)(G), the Company has 45 calendar days from January 5, 2021, or until February 19, 2021, to submit to Nasdaq a plan to regain compliance with the Annual Meeting Requirement. If Nasdaq accepts the Company’s plan, Nasdaq may grant an extension of up to 180 calendar days from December 31, 2020, the date of the Company’s fiscal year end for its last fiscal year, or until June 29, 2021, to regain compliance. If Nasdaq does not accept the Company’s plan, the Company will have the right to appeal such decision to a Nasdaq hearings panel.

The Company intends to submit to Nasdaq, within the requisite period, a plan to regain compliance with the Annual Meeting Requirement. There can be no assurance that Nasdaq will accept the Company’s plan or that the Company will be able to regain compliance with the Annual Meeting Requirement or maintain compliance with any other Nasdaq requirement in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2021

ALBERTON ACQUISITION CORPORATION

By:	/s/ Guan Wang
Name: Guan Wang Title: Chief Executive Officer